EXHIBIT 5.1

[Opinion of Aboudi & Brounstein]

April 21, 2008

Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, Texas 75231

Ladies and Gentlemen:

We have acted as special counsel to Zion Oil & Gas Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities (collectively, the "Securities"): (a) 2,500,000 Units (the "Units"), each Unit consisting of (i) one share (the "Unit Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock") and (ii) one warrant (the "Unit Warrants") to purchase one share of Common Stock; (b) the Unit Shares; (c) the Unit Warrants; (d) the shares of Common Stock issuable upon exercise of the Unit Warrants (the "Unit Warrant Shares"); (e) warrants to purchase 75,000 shares of Common Stock issuable to the underwriters of the offering of the Units (the "Underwriters Warrants," and, together with the Unit Warrants, the "Warrants"); and (f) the shares of Common Stock issuable upon exercise of the Underwriters Warrants (the "Underwriters Warrant Shares," and, together with the Unit Warrant Shares, the "Warrant Shares").

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") on or about the date hereof of the Registration Statement on Form S-3 (the "Registration Statement"), and for no other purpose.

As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Securities, and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Delaware General Corporation Law and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Securities have been duly authorized and the Units, the Unit Shares and the Warrants are, and upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Very truly yours,

/s/ Aboudi and Brounstein